Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated May 4, 1999, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of the Rancho Mirage Manufactured Home Community for the year ended December 31, 1998 which is included in the Current Report (Form 8-K) dated May 7, 1999.


                                                               ERNST & YOUNG LLP



Denver, Colorado
May 17, 1999